                               POWER OF ATTORNEY

     Know all by these present, that Takeda Europe Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, and with a business address at Jupiterstraat 250, 2132 HK Hoofddorp, Netherlands
("Takeda Europe") hereby constitutes and appoints each of Paul Sundberg, Chad
Diehl and Brett Budzinski, signing singly, as Takeda Europe's true and lawful attorney-in-fact to:

     (1)  prepare, execute in Takeda Europe's name and on Takeda Europe's behalf, and submit to the U.S. Securities and Exchange Commission (the
          "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Takeda Europe to make electronic filings with the SEC of
          Reports required by Sections 13 and 16(a) of the Securities Exchange
          Act of 1934 or any rule or regulation of the SEC;

     (2)  prepare and file on behalf of Takeda Europe any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and
          Form 5) that Takeda Europe may be required to file with the SEC pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities
          Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports")
          with respect to Takeda Europe's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned
          (directly or indirectly) by Takeda Europe (each an "Portfolio Company"
          and collectively "Portfolio Companies");

     (3)  do and perform any and all acts for and on behalf of Takeda Europe which may be necessary or desirable to complete and execute any such
          Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

     (4)  complete for and on behalf of Takeda Europe, execute in Takeda
          Europe's name and on Takeda Europe's behalf, and submit to the requestor thereof, any questionnaires, documents or other materials that are requested in connection with any (i) equity or debt offering by a Portfolio Company and (ii) exercise by Takeda Europe of voting or proxy rights in connection with Takeda Europe's equity ownership of any Portfolio Company; and

     (5)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Takeda
          Europe, it being understood that the documents executed by such attorney-in-fact on behalf of Takeda Europe pursuant to this Power of
          Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
          fact's discretion.

     Takeda Europe hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Takeda Europe might or could do if the legal representatives of Takeda Europe were personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Takeda Europe acknowledges that the foregoing attorneys-
in-fact, in serving in such capacity at the request of Takeda Europe, are not assuming nor relieving any of Takeda Europe's responsibilities to comply with
Section 13 or Section 16 of the Exchange Act. Takeda Europe acknowledges that none of the foregoing attorneys-in-fact assume (i) any liability for Takeda
Europe's responsibility to comply with the requirements of the Act or the
Exchange Act, (ii) any liability of Takeda Europe for any failure to comply with such requirements or (iii) any obligation or liability of Takeda Europe for profit disgorgement under Section 16(b) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until Takeda
Europe is no longer required to file any Reports with respect to Takeda Europe's ownership of, or transactions in, the securities of Portfolio Companies, unless earlier revoked by Takeda Europe at any time at its sole discretion. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-
in-fact ceases to serve as an employee of Takeda Pharmaceutical Company Limited
(Japan) or one of its subsidiaries.

                            [Signature page follows]

     IN WITNESS WHEREOF, Takeda Europe has caused this Power of Attorney to become effective as of the date set forth below.

                                        TAKEDA EUROPE HOLDINGS B.V.
                                        By: /s/ Remco van Rhoon
                                           ---------------------------------
                                        Name: Remco van Rhoon
                                        Title: Managing Director
                                        Date: 29 November 2017
                                           ---------------------------------

                                        TAKEDA EUROPE HOLDINGS B.V.
                                        By: /s/ Manoj Bhojwani
                                           ---------------------------------
                                        Name: Manoj Bhojwani
                                        Title: Managing Director
                                        Date: 4/Dec/2017
                                           ---------------------------------